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                                      EXHIBIT B

                                JOINT FILING AGREEMENT


         The undersigned acknowledge and agree that the foregoing statement on
Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint acquisition statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other, except to the extent that he or it knows or has reason to believe that such information is accurate.


Dated: February 12, 1997


                                       The TCW Group, Inc.


                                       By:  /s/ Mohan V. Phansalkar
                                       ------------------------------
                                       Mohan V. Phansalkar
                                       Authorized Signatory



                                       Robert Day


                                       By:  /s/ Mohan V. Phansalkar
                                       ------------------------------
                                       Mohan V. Phansalkar
                                       Under Power of Attorney dated January
                                       30, 1996, on File with Schedule 13G
                                       Amendment Number 1 for Matrix Service
                                       Co. dated January 30, 1996.


                                         B-1